SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                 Worldtex, Inc.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
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The Board of Directors Recommends a                         X   Please mark your
vote "FOR all Nominees" in Item 1.                         ---  votes as this


#### ########## _____________________
                       COMMON


Item 1.  Election of Messrs. Ibrahim and Setzer as Class II Directors.

         FOR all     Withheld for all        Withheld for the following only:
                                             (Write the name of nominee(s) in
         ------          ------              the space below)

                                             -----------------------------------

In their  discretion,  the proxies are
authorized to vote upon other business
as may properly come before the meeting.

                                                                           WILL
                                                                          ATTEND

                                                                          ------

                                             The  shares   represented  by  this
                                             proxy will be voted as  directed by
                                             the stockholder. If no direction is
                                             given when the duly executed  proxy
                                             is  returned such  shares  will  be
                                             voted "FOR all Nominees" in Item 1.


Signature(s)________________________________  Date______________________________
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                                 WORLDTEX, INC.

     Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Worldtex, Inc. - May 7, 1997, at 11:00 a.m., Bank of America Plaza, 335 Madison Avenue, Fifth Floor, Room 5A, New York, New York.

     The undersigned hereby appoints Richard J. Mackey and Barry D. Setzer, and any one of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting and any adjournment thereof all shares of stock that the undersigned would be entitled to vote at such meeting.


                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE
               PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

                                 WORLDTEX, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ----------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Worldtex, Inc. (the "Company") will be held at Bank of America Plaza, 335 Madison Avenue, Fifth Floor, Room 5A, New York, New York at 11:00 A.M. (New York City time) on Wednesday, May 7, 1997, for the following purposes:

     -to elect two members of the Board of Directors of the Company; and -to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on March 21, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     If you will be unable to attend the meeting, you are respectfully requested to sign and return the accompanying proxy in the enclosed envelope.


                                             By Order of the Board of Directors,



                                                    MITCHELL R. SETZER
April 7, 1997                                             Secretary


                  ---------------------------------------------

                                 WORLDTEX, INC.



                                 PROXY STATEMENT

     This proxy statement is furnished to the stockholders of Worldtex, Inc. (hereinafter referred to as the "Company") in connection with the solicitation of proxies for the Annual Meeting of Stockholders to be held on May 7, 1997. The address of the Company's principal executive office and the Company's mailing address is 212-12th Avenue, N.E., Hickory, North Carolina 28601 and the telephone number of its principal executive office is (704) 328-5381. This proxy statement and the enclosed proxy are being sent to stockholders commencing on or about April 7, 1997.

     The enclosed proxy is solicited by the Board of Directors of the Company. Execution of the proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person or to revoke the proxy. A proxy may be revoked at any time before it is exercised by written notice of revocation delivered to the Secretary of the Company.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by personal interview, telephone or telecopy.



                          VOTING SECURITIES OUTSTANDING

     Prior to November 12, 1992, the Company was a wholly-owned subsidiary of Willcox & Gibbs, Inc., a New York corporation, which subsequently changed its name to Rexel, Inc. ("Rexel"). On that date, Rexel declared a dividend of one share of Common Stock of the Company for each share of Rexel Common Stock outstanding on November 23, 1992 (the "Distribution").

     The only outstanding class of voting securities of the Company is its Common Stock, of which there were 14,403,271 shares outstanding at February 5, 1997. Each share is entitled to one vote.

     Only holders of Common Stock of record at the close of business on March 21, 1997, will be entitled to vote at the Annual Meeting of Stockholders.

Security Ownership of Certain Beneficial Owners
-----------------------------------------------

     The following persons were known by the Company to be the beneficial owners of more than five percent of the outstanding Common Stock as of December 31, 1996 (based on Schedule 13G and 13D Securities and Exchange Commission ("SEC") filings):


                                                  Shares              Percent
Names and Address of Beneficial Owner             Owned               of Class
-------------------------------------             -----               --------
Pioneering Management Corporation                 1,444,700           10.03%
     60 State Street
     Boston, MA 2109-1820

FMR Corp.                                         1,444,600 (1)       10.03%
     82 Devonshire Street
     Boston, MA 02109-3614

EGS Associates, L.P.                              825,699 (1)          5.73%
     300 Park Avenue
     New York, New York 10022

Dimensional Fund Advisors, Inc.                   794,171 (2)          5.51%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401

----------------------------------

     (1) Reported shared power to dispose of and to vote these shares.
     (2) Reported that Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 794,171 shares of Worldtex, Inc. stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

Security Ownership of Management
--------------------------------

As of February 5, 1997, shares of Common Stock were beneficially owned by directors and nominees for director, by the executive officers required to be listed in the Summary Compensation Table below (see "Executive Compensation"), and by all directors and executive officers as a group as follows:


                                                                          Shares           Percent
Name                                                                      Owned ( 1)       of Class (2)
----                                                                      ----------       ------------
Sidney B.  Becker.........................................................81,741( 3)..................*
Claude D.  Egler..........................................................75,000( 4)..................*
John B.  Fraser...........................................................11,000( 5)..................*
Salim Ibrahim..............................................................3,000    ..................*
Austin List................................................................6,369( 6)..................*
Richard J.  Mackey.......................................................554,687( 7)...............3.79
A.  Orrin Maldoff.........................................................19,000( 8)..................*
Kenneth W.  O'Neill.......................................................65,851( 9)..................*
Willi Roelli..............................................................11,000(10)..................*
Barry D.  Setzer.........................................................392,782(11)...............2.68
Mitchell R. Setzer........................................................28,048(12)..................*
Michael B.  Wilson.........................................................8,184( 5)..................*
John K.  Ziegler ........................................................237,008(13)...............1.65
All Directors and Executive Officers as a Group........................1,495,670(14)...............9.92

----------------------------------

*   Less than one percent
(1) The persons included in the table had sole voting and investment power with respect to shares reported as beneficially owned, except as otherwise indicated in the following notes.
(2) Percentages are calculated by dividing (x) shares in the "Shares Owned" column by (y) the number of shares outstanding as of February 5, 1997 and the number of shares that a particular owner (or group of owners) has a right to acquire within 60 days of such date.
(3) Excludes 79,405 shares owned by Mr. Becker's wife, as to which he disclaims beneficial ownership and includes 4,000 shares issuable upon the exercise of stock options that are currently exercisable.
(4) Includes 70,000 shares issuable upon the exercise of stock options that are currently exercisable.
(5) Includes 4,000 shares issuable upon the exercise of stock options that are currently exercisable.
(6) Excludes 25,000 shares owned by Mr. List's wife, as to which he disclaims beneficial ownership and includes 4,000 shares issuable upon the exercise of stock options that are currently exercisable.
(7) Includes 230,000 shares issuable upon the exercise of stock options that are currently exercisable and 36,297 shares as to which Mr. Mackey shares voting power with the Trustee under the Company's Employee Stock Ownership Plan.
(8) Includes 16,000 shares issuable upon the exercise of stock options that are currently exercisable and 3,000 shares owned indirectly through Fodlam Holdings, of which Mr. Maldoff is President.
(9) Includes 45,000 shares issuable upon the exercise of stock options that are currently exercisable and 9,506 shares as to which Mr. O'Neill shares voting power with the Trustee under the Company's Employee Stock Ownership Plan.
(10)Includes 2,000 shares issuable upon the exercise of stock options that are currently exercisable and 1,000 shares owned by Mr. Roelli's wife.
(11)Includes 280,000 shares issuable upon the exercise of stock options that are currently exercisable and 13,708 shares as to which Mr. Setzer shares voting power with the Trustee under the Company's Employee Stock Ownership Plan.
(12)Includes 12,600 shares issuable upon the exercise of stock options that are currently exercisable and 8,864 shares as to which voting power is shared with the Trustee under the Company's Employee Stock Ownership Plan.
(13)Includes 590 shares held by Mr. Ziegler as Co-trustee for the benefit of his children, as to which Mr. Ziegler shares voting and investment power, 13,510 shares held by Mr. Ziegler as trustee for the benefit of his wife, as to which Mr. Ziegler has sole voting and investment power and 4,000 shares issuable upon the exercise of stock options that are currently exercisable.
(14)Includes 677,600 shares issuable upon the exercise of stock options that are currently exercisable and 68,375 shares as to which voting power is shared with the Trustee under the Company's Employee Stock Ownership Plan.

                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes (Class I, Class II and Class III). At the time of this year's Annual Meeting of Stockholders, the Board will consist of ten directors.

     At this year's Annual Meeting, two Class II directors are to be elected to serve for three year terms expiring at the 2000 Annual Meeting. The two nominees are Barry D. Setzer and Salim Ibrahim. Mr. Setzer was previously elected to the Board by the stockholders. In December 1996, the Board of Directors approved an increase in the number of directors from nine to ten and elected Mr. Ibrahim as a Class II director to fill the newly created position. In accordance with the directors' retirement policy, Mr. Sidney Becker and Mr. Austin List will retire from the Board during the 1997 Annual Meeting and, upon such retirement, the size of the Board will be reduced to eight directors. The remaining six directors in Classes I and III were previously elected by stockholders and will continue to serve their terms of office, which will expire at the Annual Meetings to be held in 1999 and 1998, respectively.

     If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the accompanying proxy may be voted for such other person as may be determined by the holders of such proxies.

     Directors are elected by a plurality vote. Under the Company's Certificate of Incorporation and By-Laws and under Delaware law, abstentions and broker non-votes will not have the effect of votes in opposition to a nominee. The Board of Directors of the Company recommends that stockholders vote FOR each nominee listed below.

     The following table sets forth information with respect to each nominee for election as a director of the Company:


Name of Nominee;
Positions and                      Year Term
Offices with                       Would Expire        Director         Principal Occupations During Last Five Years;
Company                  Age       and Class           Since            Other Directorships
----------------         ---       ------------        --------         ---------------------------------------------
Salim M. Ibrahim         64          2000                1996           Vice-President  and General Manager, E.I. DuPont de Nemours,
Director                           Class II                             1992-1996;    President,    Worldwide   Textile   Institute,
                                                                        1992-1995;  Director,  Courtaulds  Textiles, U.K.; Director,
                                                                        International Wool Secretariat; Chairman, Supervisory Board,
                                                                        Dupont, Netherlands.

Barry D. Setzer          54          2000                1992           President  and Chief  Executive  Officer of the Company (May
Director; President                Class II                             1994 to present);  President and Chief  Operating Officer of
and Chief Executive                                                     the Company  (August 1992 to May 1994); President of Rexel's
Officer                                                                 Covered  Yarn  Division  (September  1988 to November 1992);
                                                                        Vice President of Rexel (November 1987 to November 1992).


     The following table sets forth information with respect to those incumbent directors whose terms will continue after the Annual Meeting:


Name of Nominee;
Positions and                      Year Term
Offices with                       Would Expire        Director         Principal Occupations During Last Five Years;
Company                  Age       and Class           Since            Other Directorships
----------------         ---       ------------        --------         ---------------------------------------------
Claude D. Egler          62          1998                1994           Vice  President  of the Company  (August  1992  to  December
Director                           Class III                            1996);  President  and  Managing  Director  of  Fili  Lastex
                                                                        (prior to 1987 to December 1996).

John B. Fraser           62          1999                1992           President,   Geneva  Financial  Corp.  (investment  banking)
Director                           Class I                              (July 1994 to present); Managing  Director,  Citibank   N.A.
                                                                        (June 1987 to July 1994); Director of Rexel.

Richard J. Mackey        65          1998                1992           Chairman of  the  Board  and Chief Financial  Officer of the
Director; Chairman                 Class III                            Company (August 1992 to present);  Chief  Executive  Officer
of the Board and                                                        of  the  Company   (August  1992  to  May  1994);  President
Chief Financial                                                         of  Rexel  (May  1987 to November 1992); Director, Willcox &
Officer                                                                 Gibbs, Inc.

Willi Roelli             63          1999                1996           President  and  Director,  Diethelm  Holding  (USA)  Ltd  (a
Director                           Class I                              holding   company) (1988  to  present);  Vice-President  and
                                                                        Director, Swiss Benevolent Society (charitable organization)
                                                                        (1985  to  present);   Director,    Celestron  International
                                                                        (telescopes);   Director,  Zyliss  (USA) Corp. (housewares);
                                                                        Director,  Alex C. Fergusson,  Inc.  (specialty  chemicals);
                                                                        Director, d-SCAN Inc. (furniture);  Chairman  of  the  Board of Managers of the Coffee,  Sugar  &  Cocoa  Exchange,  Inc.
                                                                        (1983 to 1985); President, Volkart Brothers, Inc. (commodity trading company) (1972 to 1987).

Michael B. Wilson        60          1999                1992           Vice    President    Sales,     Inbrand,     Inc.   (hygiene
Director                           Class I                              products)  (1995   to   present);   President   and   Chief
                                                                        Executive  Officer,  Innova   Pure   Water,  Inc.  (filtered
                                                                        water) (1993 to 1995); Vice President of Sales, Consumer and
                                                                        Commercial Paper Products of Georgia Pacific (1984 to 1992);
                                                                        Director, Catalina Marketing Corporation.

John K. Ziegler          60          1998                1992           Chief   Executive    Officer   of   Willcox  &  Gibbs,  Inc.
Director                           Class III                            (distributor of parts and supplies for the apparel industry)
                                                                        (July 1994 to present); Consultant to the Company  (November
                                                                        1994 to present);  Chairman of the Board and Chief Executive
                                                                        Officer of Rexel (May  1987  to  March 1994);  President  of
                                                                        Rexel (1977 to May 1987 and November 1992 to March 1994)

* All references to "Rexel" include the company under its pre-May 1995 name of "Willcox & Gibbs, Inc." All references to "Willcox & Gibbs, Inc." refer to the company originally known as "WG, Inc." which changed its name to "Willcox & Gibbs, Inc." in December 1995.

Committees and Meetings
-----------------------

     The Company has standing Executive, Audit, Nominating and Compensation Committees of the Board of Directors. The Executive Committee, which is composed of Messrs. B.Setzer, Mackey and Ziegler, may exercise the powers of the Board of Directors (with certain statutory exceptions) between meetings of the Board. The Audit Committee, whose members are Messrs. Fraser, List, Roelli, and Wilson, reviews accounting matters with Company management and discusses accounting matters with the Company's independent accountants in connection with the annual audit. The Nominating Committee, whose members are Messrs. Becker, Mackey, B. Setzer and Ziegler, considers and recommends nominees for election to the Company's Board of Directors. The Nominating Committee considers nominees recommended by security holders. See "Stockholder Proposals". Messrs. Fraser, List and Wilson are members of the Compensation Committee, which reviews compensation matters, including adoption and implementation of benefit plans, and takes action or makes recommendations with respect thereto. During the 1996 fiscal year, the Executive Committee held one meeting, the Compensation Committee held one meeting, the Audit Committee held one meeting, the Nominating Committee held one meeting and the Company's Board of Directors held six meetings.

Director Compensation
---------------------

     Non-Management directors are paid a fee at an annual rate of $12,000 per year and an additional $900 for each meeting attended.

     The Company's 1992 Stock Incentive Plan, as amended, provides for the grant of a stock option to each director of the Company other than one who is an officer or employee of the Company or of an entity in which the Company owns at least a 20% interest (an "Outside Director"). Each person who was an Outside Director at the close of the 1994 Annual Meeting of Stockholders was granted, as of the date of such meeting, a non-qualified stock option to purchase 10,000 shares of Common Stock, and each person who subsequently becomes an Outside Director will be granted a similar option as of the date of such a person's election to the Board of Directors. The option price is equal to the fair market value of the Common Stock on the date of the option grant, and may be paid in cash or shares of Common Stock which have been owned by the optionee for at least six months (with such shares valued based on the fair market value of the Common Stock on the date of option exercise). The option will become exercisable, in whole or in part, in 20% increments on each of the first five anniversaries of the date following the date of grant, provided the optionee is a director of the Company on such date. The option will expire ten years from the date of grant, subject to earlier termination upon termination of the optionee's service as a director. If the optionee dies during his or her period of service as a director, the optionee's legal representative will have the right to exercise the option for a period of twelve months after the optionee's death, even if such option would otherwise have expired earlier. An option exercised after termination of service can only be exercised to the extent it was exercisable at the time of such termination of service. Stock options granted to Outside Directors are not transferable except by will or by the laws of descent and distribution.

     Mr. Ziegler has been retained as a consultant to the Company and is paid $100,000 per year for his services in such capacity.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation of the Chief Executive Officer of the Company and each of the Company's four other most highly compensated executive officers for services in all capacities to the Company and its subsidiaries during the Company's 1996, 1995 and 1994 fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                                                         Long Term
                                                                 Annual Compensation    Compensation
                                                                 -------------------    ------------
                                                                                         Options/       Other
                                                       Year        Salary    Bonus         SARS     Compensation
Name and Principal Position                                         ($)       ($)           (#)          ($)
----------------------------------------------------------------------------------------------------------------

Barry D. Setzer,                                       1996     $ 275,000   $ 283,660     100,000   $ 99,837(1)
   President and Chief Executive Officer               1995       275,000     162,108      None       64,587
                                                       1994       271,843     112,140     150,000     55,708

Richard J. Mackey,                                     1996     $ 200,000   $ 281,820      50,000   $   1,239(2)
   Chairman of the Board and Chief Financial           1995       200,000     160,042      None         2,879
   Officer; Chief Executive Officer                    1994       256,250     112,140      50,000       2,849
   until May 1994


Kenneth W. O'Neill                                     1996     $ 110,000   $   5,297      None     $   1,622(3)
   Vice President; President of the Company's Regal    1995       110,000      10,900      None         2,991
   Manufacturing Company, Inc. subsidiary ("Regal      1994       110,000       7,668      27,500       6,054
   Manufacturing")

A. Orrin Maldoff,                                      1996     $ 109,665   $   7,215      None     $   2,870(4)
   Vice President; President of the Company's          1995       111,765       7,353      None         2,870
   Rubyco 1987), Inc. subsidiary ("Rubyco")            1994       106,935       7,129      10,000       2,900


Mitchell R. Setzer,                                    1996     $  75,000   $  37,751      None     $   1,461(5)
   Secretary/Treasurer; Vice-President and             1995        75,000      26,325      15,000       2,803
    Treasurer of Regal Manufacturing                   1994        75,000      20,000      10,000       3,523


(1) Includes $1,405 in contributions under defined contribution plans and $48,804 in premiums on life insurance policies required to be transferred to Mr. Setzer if he terminates employment with the Company. Also includes $49,628 representing the imputed interest attributable to the Company's interest-free loan to Mr. Setzer.
(2) Includes $1,000 in contributions under defined contribution plans and $239 in premiums on life insurance policies
(3) Includes $1,334 in contributions under defined contribution plans and $288 in premiums on life insurance policies
(4) Includes $2,575 in contributions under defined contribution plans and $295 in premiums on life insurance policies.
(5) Includes $1,287 in contribution under defined contribution plans and $174 in premiums on life insurance policies.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values


                                                        Number of Securities
                                                             Underlying                Value of Unexercised
                                                      Unexercised Options/SAR's     In-the-Money Options/SAR's
                                                         at Fiscal Year-End             at Fiscal Year-End
                                                    -----------------------------------------------------------
                         Shares
                        Acquired         Value
       Name            on Exercise      Realized     Exercisable    Unexercisable   Exercisable   Unexercisable
                          (#)             ($)            (#)             (#)            ($)
---------------------------------------------------------------------------------------------------------------
Barry D. Setzer           -0-             -0-          260,000        190,000        856,100         834,150
Richard J. Mackey         -0-             -0-          220,000         80,000        518,700         346,800
Kenneth W. O'Neill        -0-             -0-           45,000         25,000        123,785          95.365
A. Orrin Maldoff          -0-             -0-           16,000          9,000         44,240          34,485
Mitchell R. Setzer        -0-             -0-           12,600         29,400         44,695          78,105




Employment Contracts
--------------------

     Mr. Mackey and the Company are parties to an employment contract pursuant to which the Company employs Mr. Mackey in a senior executive capacity for an indefinite period, subject to termination by either the Company or Mr. Mackey upon not less than three years' notice. Under the employment contract, Mr. Mackey is entitled to receive a base salary of no less than $200,000 per annum and a bonus for each fiscal year in an amount equal to 2% of annual net income before taxes and after certain interest charges of the Company and its subsidiaries for such fiscal year in excess of 12% of the average of the net assets employed therein, reduced by any awards earned under Regal Manufacturing's incentive bonus plan for the particular year. Mr. Mackey will also be entitled to receive a supplemental retirement benefit, payable in monthly installments over a ten year period following his retirement, in the aggregate amount equal to 400% of Mr. Mackey's highest annual compensation in effect at any time during his employment at the Company. Mr. Mackey's contract contains provisions for termination and severance payments in case of a Change in Control Event, as described below under "Change of Control Provisions."

     Mr. Setzer and the Company are parties to an employment contract pursuant to which the Company employs Mr. Setzer in a senior executive capacity for an indefinite period, subject to termination by either the Company or Mr. Setzer upon not less than three years' notice. Under the employment contract, Mr. Setzer is entitled to receive a base salary of $275,000 per annum and a bonus for each fiscal year in an amount equal to 2% of annual net income before taxes and after certain interest charges of the Company and its subsidiaries for such fiscal year in excess of 12% of the average of the net assets employed therein, reduced by any awards earned under Regal Manufacturing's incentive bonus plan for the particular year. Mr. Setzer will also be entitled to receive a supplemental retirement benefit, payable in monthly installments over a ten year period following his retirement, in an aggregate amount equal to 400% of his highest annual compensation in effect at any time during his employment with the Company. In the event of Mr. Setzer's death or retirement due to disability prior to his 65th birthday, the payments shall be made in an aggregate amount equal to 400% of his highest annual compensation in effect at any time prior to his death or disability. Mr. Setzer's contract contains provisions for termination and severance payments in case of a Change in Control Event, as described below under "Change of Control Provisions." The Company also is obligated to maintain in effect certain insurance policies on Mr. Setzer's life and to transfer the ownership of such policies to Mr. Setzer in the event notice is given of the termination of his employment contract.

Change of Control Provisions
----------------------------

     Upon a Change in Control Event (defined to mean the date a person or group other than the Company or an affiliate becomes a 20% beneficial owner of Company voting securities, the date on which one-third or more of the Board of Directors consists of persons other than Current Directors (as defined), or the date stockholders approve certain agreements providing for merger, consolidation or disposition of all or substantially all assets of the Company), the existing contracts of Messrs. Mackey and Setzer shall each continue for a three year term, subject to earlier termination (i) by the Company upon death, disability, or cause (as defined) or (ii) by the individual if he determines in good faith that the Company has taken any of certain specified actions which are inconsistent with his executive status or employment arrangement or if, for any reason, he gives notice of termination during the 30-day period commencing on the 181st day following the Change in Control Event. Upon termination by the Company other than for one of the reasons specified in clause (i) of the preceding sentence, or upon termination by the individual as described in clause
(ii), the individual will be entitled as a severance benefit to a lump sum cash amount equal to 2.99 times his "base amount" compensation (as defined in section 280G(b)(3) of the Internal Revenue Code). If the Company terminates the individual's employment (other than for one of the reasons specified in clause
(i)) prior to a Change in Control Event but after the Company enters into an arrangement or any person announces an intention to take or consider taking actions which would result in a Change in Control Event, and if a Change in Control Event occurs within three years, the individual will be entitled to receive an amount equal to such severance benefit.

     If Messrs. Mackey and Setzer were to be entitled to severance benefits as of February 5, 1997, their base amount compensation would entitle them to payments in the following amounts: Mr. Mackey - $1,201,435 and Mr. Setzer - $1,137,922.

     The Company's 1992 Stock Incentive Plan provides that, if there is a Change of Control of the Company (as defined below), unless otherwise determined by the Compensation Committee at the time of grant, all stock options and SARs granted under the Plan which are not then exercisable will become fully exercisable and vested and the restrictions and deferral limitations applicable to restricted stock and deferred stock granted under the Plan will lapse and such shares and awards will be deemed fully vested. To the extent the cash payment of any award is based on the fair market value of Company Common Stock, such fair market value shall be the Change of Control Price, as defined below. The Company's outstanding stock options are subject to these provisions.

      A Change of Control under the Plan occurs on the date a person or group other than the Company or certain of its affiliates becomes a beneficial owner of 25% or more of the voting securities of the Company, the date on which one-third or more of the Board of Directors consists of persons other than Current Directors (as defined) or the date of approval by stockholders of certain agreements providing for merger, consolidation or disposition of all or substantially all assets. The Change of Control Price is the highest price per share of Company Common Stock paid in any open market transaction, or paid or offered to be paid relating to a Change of Control of the Company, at any time during the 90-day period ending with the Change of Control.


Board Compensation Committee Report on Executive Compensation
-------------------------------------------------------------

      The Company's executive compensation program consists of the following key elements: base salary, annual bonuses and periodic grants of stock options. Each element of the overall compensation program of executive officers has a different purpose, as described below:

     Base Salary. Base pay levels are largely determined through comparisons with companies of similar businesses of comparable size. Actual salaries are based on individual performance contributions within a competitive salary range.

     Bonuses. Each of the Company's subsidiaries has an incentive bonus plan that provides for the grant of annual bonuses for management and supervisory employees based on corporate and individual performance. These plans provide for an aggregate yearly bonus pool for each subsidiary determined by reference to achieving and exceeding certain targeted profit levels for such year set by the Executive Committee of the Company's Board of Directors for such subsidiary. Bonuses are allocated from this pool to eligible employees based on their relative base salary and an evaluation of their individual performance. In addition, the employment contracts between the Company and Messrs. Mackey and Setzer provide for incentive payments pursuant to a specified formula. See "Employment Contracts" above.

     Stock Awards. Stock option grants are intended to provide incentives for superior long-term future performance. Such grants are intended to create and maintain in the Company the entrepreneurial environment and spirit of a small company as well as to broaden the understanding of the effect that the day-to-day achievements of these employees will have on the long-term value of the Company's stock. The number of stock options awarded to a particular employee is intended to provide a significant portion of such employee's compensation in the form of options and is based on the Committee's subjective judgement of the appropriate value of the employee's entire compensation to be represented by stock options. In general, the Committee expects to grant the largest awards to the Company's Chief Executive Officer due to his substantial influence on the Company's performance.

     Compensation of Chief Executive Officer. Mr. Setzer's employment contract entitles him to a base salary of $275,000. Mr. Setzer's bonus for 1996 of $283,660 was determined in accordance with the formula specified in his employment contract. In determining the stock options granted to Mr. Setzer, the Committee considered the factors discussed above.

     Policy With Respect to Section 162(m). Section 162(m) of the Internal Revenue Code limits to $1 million for each person the tax deduction that the Company or its subsidiaries can take with respect to the compensation of certain executive officers, unless the compensation is "performance-based." The Committee feels that it should not use only mechanical formulas in carrying out its responsibilities for compensating the Company's management. Therefore, the Committee currently intends to continue to make cash bonus payments and stock awards that are based on the achievement of subjective, non-quantifiable goals, and that may therefore not qualify as performance-based compensation. The Committee believes that these goals, while not properly measurable by the kind of quantifiable targets that are required to qualify compensation as performance-based, are important to the long-term financial success of the Company and to its stockholders.

                             COMPENSATION COMMITTEE
                               Austin List, Chair
                                 John B. Fraser
                                Michael B. Wilson


     The information above under the caption "Board Compensation Committee Report on Executive Compensation" and under the caption "Performance Graph" below shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company expressly states in any such filing that the information under either or both such captions is incorporated by reference therein.

Performance Graph
-----------------

     The following graph shows the total shareholder return of (1) the Company's Common Stock, (2) an index of knitting mills published by Media General Financial Services, Inc. ("Media General") and (3) the Standard & Poor's 500 Index over the period in which the Company's Common Stock has been publicly traded, based on information provided by Media General. The starting reference date is November 17, 1992, the first day on which there was a trading market for the Company's Common Stock. In each case the Graph assumes an investment of $100 on the starting reference date and that all dividends were reinvested.


                             Cumulative Total Return

-------------------------- ----------- ------------- -------------- -------------- ------------- ----------------
                                       Fiscal Year    Fiscal Year    Fiscal Year   Fiscal Year     Fiscal Year
                                          Ended          Ended          Ended         Ended           Ended
                            11/17/92     12/31/92      12/31/93       12/31/94       12/31/95       12/31/96
-------------------------- ----------- ------------- -------------- -------------- ------------- ----------------

Worldtex, Inc.                $100        112.50         75.00          51.79         82.14          126.79

Index of Knitting Mills       $100        102.46         85.71          89.02         83.38          114.28

Standard & Poor's  500        $100        101.23        111.44         112.91         155.34         191.01
Index
-------------------------- ----------- ------------- -------------- -------------- ------------- ----------------



[The above information has been converted from graphic to tabular form pursuant to Rule 304 of Regulation S-T. A paper copy of the above information in graphic form has been submitted to the Branch Chief in the Division of Corporation Finance pursuant to Rule 304(d) of Regulation S-T.]

                     AGREEMENTS RELATING TO THE DISTRIBUTION

Tax Sharing Agreement
---------------------

     In connection with the Distribution, Rexel and the Company entered into a Tax Sharing Agreement, which reflects each party's rights and obligations with respect to payments and refunds, if any, of consolidated federal income and Florida state franchise taxes imposed upon Rexel and its subsidiaries prior to the Distribution. In general, the Company is responsible for consolidated federal income and Florida franchise taxes attributable to the Company and its subsidiaries through the date of the Distribution, and Rexel is responsible for the taxes attributable to Rexel and its subsidiaries other than the Company.

     The Tax Sharing Agreement also requires the Company to indemnify Rexel for any taxes incurred by Rexel by reason of the Distribution if and to the extent such taxes result from any transaction occurring after the date of the Distribution which involves the stock, assets or business of the Company or any of its subsidiaries and causes the Distribution to fail to qualify under Section 355 of the Internal Revenue Code of 1986, as amended. The Tax Sharing Agreement does not provide for any indemnification to Rexel stockholders if the receipt by them of Company Common Stock pursuant to the Distribution is taxable.


                             INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick LLP ("KPMG") served as independent accountants in the audit of the books and accounts of the Company for the 1996 fiscal year. A representative of KPMG is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired. Such representative is expected to be available to respond to appropriate questions. The Audit Committee of the Board of Directors has not yet selected the independent accountants for the 1997 fiscal year audit.


                      REPORTS OF CERTAIN STOCK TRANSACTIONS

     The Securities Exchange Act of 1934 requires that the Company's directors and officers file reports of ownership and changes of ownership with the SEC and the New York Stock Exchange. The Company believes that all directors and officers filed on a timely basis all such reports required of them with respect to stock ownership and changes in ownership during 1996.


                              STOCKHOLDER PROPOSALS

     Pursuant to the By-Laws of the Company, nominations for the election of directors may be made by the Board of Directors, the Nominating Committee or any stockholder entitled to vote for the election of directors, provided such stockholder has delivered written notice of his intention to make such nomination in accordance with the By-Laws. Such notice must be delivered to or mailed, postage prepaid, and received by the Secretary of the Company at 212-12th Avenue, N.E., Hickory, North Carolina 28601, in the case of an annual meeting, not later than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. However, if the Annual Meeting is to be held more than 30 days before or after the anniversary date of the immediately preceding Annual Meeting, and in the case of any special meeting, such notice must be delivered or received not later than the close of business on the 10th day following the first public disclosure by the Company of the date of such meeting. Each such notice must state: (1) the name and address of the stockholder who intends to make the nomination and of the person(s) to be nominated; (ii) a representation that the stockholder is a holder of record of stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), specifying the number and class of shares so held, and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to me made; (iv) such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company if so elected.

     The By-Laws of the Company also provide that no business may be brought before an Annual Meeting except such business as shall be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, other business brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board or business brought before the meeting by a stockholder entitled to vote thereon, provided such stockholder has given written notice of such stockholder's intention to bring such business before the Annual Meeting in accordance with the By-Laws. Such notice must be delivered to, or mailed, postage prepaid, and received by, the Secretary of the Company at the address specified above within the time period described above. Each such notice must state: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the stockholder who intends to propose such business; (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), and that the stockholder intends to appear in person or by proxy at such meeting to propose such business; and (iv) any material interest of the stockholder in such business.

     A copy of the By-Laws of the Company is available by written request to the Secretary of the Company at the above address or by oral request at (704) 328-5381.

     In the event that any stockholder desires to present a proposal to be reflected in the Company's form of proxy and proxy statement for the 1998 Annual Meeting of Stockholders, that proposal must be received at the Company's principal offices on or before December 20, 1997. Timely receipt of a stockholder proposal satisfies only one of the various requirements for inclusion of such a proposal in the Company's proxy materials.


                             DISCRETIONARY AUTHORITY

     Management has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The accompanying form of proxy gives discretionary authority, however, in the event that any additional matters should be presented.


                                        By Order of the Board of Directors,




                                               MITCHELL R. SETZER
                                                   Secretary
April 7, 1997